As filed with the Securities and Exchange Commission on April 29, 2003

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1562417 (I.R.S. Employer Identification Number)

630 Fifth Avenue, Suite 2100
New York, New York 10111
(212) 994-8200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Garo H. Armen, Ph.D.
Chief Executive Officer and Chairman
Antigenics Inc.
630 Fifth Avenue, Suite 2100
New York, New York 10111
(212) 994-8200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Paul M. Kinsella, Esq.
Ropes & Gray
One International Place
Boston, Massachusetts 02110
(617) 951-7000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

	Proposed Maximum Aggregate
Title of Each Class of Securities to be Registered	Offering Price(1)(2)	Amount of Registration Fee(3)

Common Stock, $0.01 par value per share(4)	(5)	(5)
Preferred Stock, $0.01 par value per share	(5)	(5)
Debt Securities(6)	(5)	(5)

Total	$100,000,000 (7)	$5,015.48	(8)

(1)	In United States dollars or the equivalent thereof in any other currency, currency units, or composite currency or currencies.

(2)	The proposed maximum offering price per unit of the securities being registered will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder, exclusive of accrued interest or distributions, if any.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	The aggregate amount of the registrant’s common stock registered hereunder may be sold in an “at the market” offering for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.

(5)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

(6)	If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000.

(7)	In no event will the aggregate offering price of all securities issued from time to time by the registrant under this Registration Statement exceed $100,000,000.

(8)	Concurrently with filing this Registration Statement, Antigenics Inc. is terminating any offering under its Registration Statement on Form S-3 (No. 333-90380) initially filed with the Securities and Exchange Commission on June 13, 2002 (the “Earlier Registration Statement”). Securities in an aggregate amount of $38,004,000 remain unsold (the “Unsold Securities”) under the Earlier Registration Statement. Pursuant to Rule 457(p), the registrant is applying the filing fee associated with such Unsold Securities ($3,074.52) against the total filing fee that would otherwise be due in connection with this registration statement ($8,090.00). The Unsold Securities will be deemed deregistered.

The information in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where an offer is not permitted.

Subject to Completion, dated April 29, 2003

PROSPECTUS

$100,000,000

ANTIGENICS INC.

Common Stock, Preferred Stock and Debt Securities

We may offer to the public from time to time in one or more series or issuances:

•	shares of our common stock;

•	shares of our preferred stock; or

•	debt securities consisting of debentures, notes or other evidences of indebtedness.

Our common stock trades on the Nasdaq National Market under the symbol “AGEN.”

     This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

     We will sell the securities to underwriters or dealers, through agents, or directly to investors.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is     , 2003.

ABOUT THIS PROSPECTUS
ANTIGENICS INC.
RISK FACTORS
SELECTED CONSOLIDATED FINANCIAL INFORMATION
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OF OUR CHARTER AND BY-LAWS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
Ex-5.1 Opinion of Ropes & Gray
Ex-12.1 Statement Regarding Calculations
Ex-23.1 Consent of KPMG LLP

ABOUT THIS PROSPECTUS

     This prospectus is part of the Registration Statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell to the public any combination of the securities described in the registration statement in one or more offerings.

ANTIGENICS INC.

     We are a biotechnology firm developing products to treat cancers, infectious diseases and autoimmune disorders. Our lead product candidates are: (i) Oncophage®, a personalized therapeutic cancer vaccine, (ii) Aroplatin™, a liposomal formulation of a third-generation platinum chemotherapeutic, (iii) AG-858, a personalized therapeutic cancer vaccine in a Phase II clinical trial for the treatment of chronic myelogenous leukemia, and (iv) AG-702/ AG-70X, a therapeutic vaccine program for the treatment of genital herpes. Our related business activities include product research and development activities, regulatory and clinical affairs, establishing manufacturing capabilities, production for clinical trials, and administrative and corporate development activities.

     We maintain our principal operations in Woburn, Massachusetts and our executive offices in New York, New York. The address for our executive offices is 630 Fifth Avenue, Suite 2100, New York, New York 10111 and our telephone number is (212) 994-8200.

RISK FACTORS

     In deciding whether to purchase our securities, in addition to the other information contained in this prospectus, you should consider carefully any risk factors we include in the applicable prospectus supplement. You should also consider the “Risk Factors” included in Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which is incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded from time to time by our future filings under the Securities Exchange Act of 1934, as amended.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following selected consolidated financial information of Antigenics for each of the last three fiscal years is derived from the consolidated financial statements, including the notes thereto, contained in Antigenics’ Annual Reports on Form 10-K for the three fiscal years ended December 31, 2002, which have been audited by KPMG LLP, independent auditors. You should read the selected consolidated financial information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes to those consolidated financial statements contained in our annual reports, quarterly reports and other information on file with the SEC.

	1998	1999	2000	2001	2002

	(In thousands, except per share data)

Consolidated Statement of Operations Data:
Revenue	$—	$581	$443	$4,555	$3,412
Operating Expenses:
Cost of goods sold	—	—	(363)	(1,064)	(1,337)
Research and development	(5,947)	(11,958)	(17,575)	(31,357)	(39,983)
General and administrative	(3,693)	(7,480)	(9,190)	(13,762)	(19,467)
Acquired in-process research and development(1)	—	—	(25,800)	(34,596)	—

Loss from operations	(9,640)	(18,857)	(52,485)	(76,224)	(57,375)
Interest income, net	736	723	5,756	2,683	1,225
Non-operating income	—	10	—	—	272

Net loss(2)(3)(4)	$(8,904)	$(18,124)	$(46,729)	$(73,541)	$(55,878)

Net loss per share, basic and diluted	$(0.54)	$(1.00)	$(1.90)	$(2.61)	$(1.70)

Weighted average number of shares outstanding, basic and diluted	16,459	18,144	24,659	28,143	32,905

Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$22,168	$46,418	$99,139	$60,868	$58,725
Total current assets	22,447	47,672	101,593	63,987	63,400
Total assets	26,636	56,004	127,966	93,546	89,063
Total current liabilities	2,285	2,171	8,611	16,208	9,971
Long-term liabilities, less current portion(4)	709	2,155	2,651	1,414	1,335
Stockholders’ equity	23,641	51,678	116,703	75,925	77,757

1)	We recorded charges to operations for the write-off of in-process research and development acquired in our mergers with Aquila Biopharmaceuticals Inc. in November 2000 and with Aronex Pharmaceuticals Inc. in July 2001.

2)	Prior to our conversion from a limited liability company to a corporation in February 2000, in accordance with federal, state, and local income tax regulations which provide that no income taxes are levied on United States limited liability companies, each member of the limited liability company was individually responsible for reporting his share of the company’s net income or loss. Accordingly, we have not provided for income taxes in our consolidated financial statements for periods before February 2000. Given our history of incurring operating losses, no income tax benefit is recognized in our consolidated financial statements for periods after February 2000 because of a loss before income taxes and the need to recognize a valuation allowance on net deferred tax assets.

3)	Effective July 1, 2002, we adopted Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations” and effective January 1, 2002 adopted SFAS No. 142, “Goodwill and Other Intangibles.” As a result, we have ceased amortization of all goodwill beginning January 1, 2002. Had SFAS No. 142 been adopted by us effective January 1, 2000, net loss and net loss per share, basic and diluted, would have been as follows (in thousands, except per share data):

	2000	2001

Net loss, as reported	$(46,729)	$(73,541)
Goodwill and assembled workforce amortization	39	480

Pro forma net loss	$(46,690)	$(73,061)

Basic and diluted net loss per share:
As reported	$(1.90)	$(2.61)
Pro forma	(1.89)	(2.60)

4)	Effective January 1, 2003, we adopted SFAS No. 143, “Accounting for Asset Retirement Obligations.” As a result, we have recorded the fair value of a liability and the corresponding capitalized cost of an asset retirement obligation of long-lived assets effective January 1, 2003. Had SFAS No. 143 been in effect for the years presented below, net loss and net loss per share, basic and diluted, would have been as follows (in thousands, except per share data):

	2000	2001	2002

Net loss, as reported	$(46,729)	$(73,541)	$(55,878)
Depreciation expense	(43)	(43)	(43)
Accretion expense	(16)	(17)	(18)

Pro forma net loss	$(46,788)	$(73,601)	$(55,939)

Basic and diluted loss per share
As reported	$(1.90)	$(2.61)	$(1.70)
Pro forma	(1.90)	$(2.62)	(1.70)

The pro forma liability for asset retirement obligations would have been as follows (in thousands):

	2000	2001	2002

Long term liabilities, less current portion, as reported	$2,651	$1,414	$1,335
Asset retirement obligation	332	349	367

Pro forma long term liabilities, less current portion	$2,983	$1,763	$1,702

USE OF PROCEEDS

     Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies, and investments. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our dollar coverage deficiency. The ratio of earnings to fixed charges is not disclosed since it is a negative number in each year and period shown below. Each time we offer debt securities, we will provide an updated table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required. Each time we offer shares of preferred stock, we will provide a table setting forth our ratio of combined fixed charges and preferred stock dividends to earnings, if required.

	For The Year Ended December 31,
	1998	1999	2000	2001	2002

	(in thousands)
Ratio of Earnings to Fixed Charges	—	—	—	—	—

Coverage deficiency	$(8,904)	$(18,124)	$(46,729)	$(73,541)	$(55,878)

DESCRIPTION OF COMMON STOCK

     The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

     We have authority to issue 100,000,000 shares of common stock. As of April 15, 2003, we had 39,370,633 shares of common stock outstanding.

General

     Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as the board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Its telephone number is (800) 937-5449.

DESCRIPTION OF PREFERRED STOCK

     We currently have authorized 25,000,000 shares of undesignated preferred stock, none of which were issued and outstanding as of the date of this prospectus. As of the date of this prospectus, we do not have any equity securities that would be senior to, or on par with, our authorized preferred stock.

General

     Under Delaware law and our charter, our board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our charter and by-laws, the board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

     Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.

     If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into Antigenics common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Antigenics; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Antigenics.

     The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

     The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

     We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between Antigenics and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

     We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities; or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of Antigenics and will rank equally with all of our other unsecured indebtedness.

     The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are qualified in their entirety to the detailed provisions of the indenture.

General

     We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

     The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Antigenics.

     We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

     We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

     We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the term of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

     We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

     We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

     If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

     You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

     If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

     The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

     The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Antigenics or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

     Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

     We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

     Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of Antigenics or any of our significant subsidiaries.

     The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

     If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

     In addition, if the acceleration occurs at any time when Antigenics has outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

     If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

     The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

     No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

     These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

     From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of Antigenics permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

     From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

     The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

     In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

     In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

     If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

     The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

     We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Antigenics, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

     The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW AND OF OUR CHARTER AND BY-LAWS

     The following paragraphs summarize certain provisions of the Delaware General Corporation Law and our charter and by-laws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law and to our charter and by-laws, copies of which are on file with the SEC. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Delaware Law

     Section 203 of the Delaware General Corporation Law is applicable to corporate takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

     Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. Our certificate of incorporation and by-laws do not exclude the company from the restrictions imposed under Section 203. We expect that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may have the effect of deterring hostile takeovers or delaying changes in control of Antigenics, which could depress the market price of our stock and which could deprive stockholders of opportunities to realize a premium on shares of our stock held by them.

Charter and By-Law Provisions

     Our certificate of incorporation and by-laws contain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management. Our certificate of incorporation provides that stockholders may not take action by written consent but may only act at a stockholders’ meeting, and that only our president or a majority of our board of directors may call special meetings of the stockholders. Our by-laws also require that stockholders provide advance notice of business to be brought by a stockholder before the annual meeting. Our certificate of incorporation includes provisions classifying the board of directors into three classes with staggered three-year terms. In addition, our directors may only be removed from office for cause. Under our certificate of incorporation and by-laws, the board of directors determines the size of the board and may fill vacancies on the board. The by-laws provide that stockholders may not make nominations for directors at any annual or special meeting unless the stockholder intending to make a nomination notifies Antigenics of the stockholder’s intention a specified period in advance and furnishes certain information.

PLAN OF DISTRIBUTION

     We may sell the securities being offered by us in this prospectus:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters; or

•	through a combination of any of these methods of sale.

     We and our agents and underwriters may sell the securities being offered by us in this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

     We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We would describe how any auction will determine the price or other material terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in an applicable prospectus supplement.

     We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent that we designate, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale. We may engage in at the market offerings only of our common stock. An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker. Under Rule 415(a)(4) of the Securities Act, the total value of at the market offerings made under this prospectus may not exceed 10% of the aggregate market value of our common stock held by non-affiliates. Any underwriter that we engage for an at the market offering would be named in a post-effective amendment to the registration statement containing this prospectus. Additional details of our arrangement with the underwriter, including commissions or fees paid by us and whether the underwriter is acting as principal or agent, would be described in the related prospectus supplement.

     If we use underwriters to sell securities, we would enter into an underwriting agreement with the underwriters at the time of the sale to them. The names of the underwriters would be set forth in the prospectus supplement which would be used by them together with this prospectus to make resales of the securities to the public. In connection with the sale of the securities offered, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the securities.

     Underwriters may also use dealers to sell securities. If this happens, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

     Underwriting compensation paid by us to underwriters in connection with the offering of the securities offered in this prospectus, and discounts, concessions or commissions allowed by underwriters to participating dealers, would be set forth in the applicable prospectus supplement.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts would be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement would set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

     Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

     Each series of securities offered under this prospectus would be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. Any shares of our common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq National Market or on an exchange on which the common stock offered is then listed, subject (if applicable) to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the securities we may offer from time to time for trading on an exchange or on the Nasdaq National Market, but we are not obligated to do so.

     The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

LEGAL MATTERS

     Our counsel, Ropes & Gray, Boston, Massachusetts, will pass on the validity of the securities offered by this prospectus and any accompanying prospectus supplement. Paul M. Kinsella, a partner at Ropes & Gray, is our Secretary.

EXPERTS

     The consolidated financial statements of Antigenics Inc. and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002 consolidated financial statements refers to a change in accounting for purchase method business combinations completed after June 30, 2001 and a change in accounting for goodwill and intangible assets effective January 1, 2002.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the securities covered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 27, 2003;

•	our Current Report on Form 8-K filed with the SEC on January 27, 2003;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 28, 2003; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on January 24, 2000, including any amendment or reports filed for the purpose of updating such description.

We will provide to you, without charge, upon your written or oral request, a copy of any or all of the documents that we incorporate by reference, including exhibits. Please direct requests to: Investor Relations at Antigenics Inc., 630 Fifth Avenue, New York, New York 10111, where the phone number is (212) 994-8200.

WHERE YOU CAN FIND MORE INFORMATION

     You should rely only on the information contained in this prospectus. We have not authorized any person to provide you different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover.

     We file annual, quarterly, and special reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the securities being registered are as follows:

Amount To
Be Paid

Registration fee	$5,015.48
Printing and Engraving Expenses	100,000.00
Legal fees and expenses	250,000.00
Accounting fees and expenses	200,000.00
Miscellaneous	4,984.52

Total	$560,000.00

     All of the above figures, except the SEC registration fee, are estimated, and we will pay all of the above expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. And with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

     Article V of Antigenics’ By-laws provides that Antigenics shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of Antigenics, or is or was serving, or has agreed to serve, at the request of Antigenics, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprises. The indemnification provided for in Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

     Section 145(g) of the Delaware General Corporation Law and Article V of By-laws of Antigenics provide that the company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

     Antigenics has entered into indemnification agreements with each of its directors and executive officers and has obtained insurance covering its directors and officers against losses and insuring Antigenics against certain of its obligations to indemnify its directors and officers.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Section 6 of Article FIFTH of the Certificate of Incorporation of Antigenics eliminates a director’s personal liability for monetary damages to Antigenics and its stockholders to the fullest extent permitted under the Delaware General Corporation Law.

ITEM 16. EXHIBITS

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K dated June 10, 2002 (File No. 000-29089) and incorporated herein by reference.

3.2	Amended and Restated By-laws of Antigenics Inc. Filed as Exhibit 3.2 to our Current Report on Form 8-K dated June 10, 2002 (File No. 000-29089) and incorporated herein by reference.

4.2	Form of Warrant to purchase Common Stock, together with a list of holders. Filed as Exhibit 4.2 to our Registration Statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

4.5	Form of Common Stock Purchase Warrant. Filed as Exhibit 4.3 to Current Report on Form 8-K dated April 17, 2000 (File No. 0-20111) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.6	Form of Common Stock Purchase Warrant. Filed as Exhibit 4.2 to Current Report on Form 8-K dated April 17, 2000 (File No. 0-20111) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.7	Registration Rights Agreement dated August 2, 1989 by and among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-47418) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.8	First Amendment to Registration Rights Agreement dated April 18, 1990, by and among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-47418) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.9	Second Amendment to Registration Rights Agreement dated October 31, 1991, by and among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-47418) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.10	Third Amendment to Registration Rights Agreement, dated September 10, 1993, among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.24 to the Registration Statement on Form S-1 (File No. 333-71166) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.11	Fourth Amendment to Registration Rights Agreement dated January 20, 1994, among Aronex Pharmaceuticals and certain of its stockholders. Filed as Exhibit 10.5 to the Annual Report on Form 10-K/A for the year ended December 31, 1999 (File No. 0-20111) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.12	Form of Warrant to Purchase of Common Stock issued to Paramount Capital Inc. Filed as Exhibit 1.2 to the Registration Statement on Form S-1 (File No. 333-67599) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

Exhibit
Number	Description of Document

4.13	Common Stock Purchase Warrant issued to Genzyme Corporation. Filed as Exhibit 10.3 to Current Report on Form 8-K dated June 4, 1999 (File No. 0-20111) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.14	Form of Indenture. Filed as Exhibit 4.14 to Amendment No. 1 to Form S-3 dated July 23, 2002 (File No. 333-90380) and incorporated herein by reference.

4.15	Certificate of Designation of Preferred Stock. *

5.1	Opinion of Ropes & Gray.

12.1	Statement Regarding Calculation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP.

23.2	Consent of Ropes & Gray. Included in the opinion filed as Exhibit 5.1.

24.1	Power of Attorney. Included on signature page.

25.1	Statement of Eligibility of Trustee on Form T-1. **

*	To be filed by amendment or by Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17. UNDERTAKINGS
(a)	The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of April 29, 2003.

ANTIGENICS INC.

By:	/s/ Garo H. Armen Garo Armen, Ph.D. Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Garo H. Armen, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Antigenics Inc. (the “Company”) relating to the registration of $100,000,000 of the Company’s common stock, preferred stock or debt securities and any and all amendments (including post-effective amendments) thereto, and any related 462(b) registration statement or amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of April 29, 2003.

Signature	Title

/s/ Garo H. Armen Garo Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer and Principal Financial and Accounting Officer)

* Pramod K. Srivastava, Ph.D.	Director

* Noubar Afeyan, Ph.D.	Director

* Gamil G. de Chadarevian	Vice Chairman of the Board of Directors

* Tom Dechaene	Director

* Frank V. AtLee III	Director

Signature	Title

* Margaret M. Eisen	Director

* Wadih Jordan	Director

* Mark Kessel	Director

* Martin Taylor	Director

*By: /s/ GARO H. ARMEN
Garo H. Armen, Ph.D. Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K dated June 10, 2002 (File No. 000-29089) and incorporated herein by reference.

3.2	Amended and Restated By-laws of Antigenics Inc. Filed as Exhibit 3.2 to our Current Report on Form 8-K dated June 10, 2002 (File No. 000-29089) and incorporated herein by reference.

4.2	Form of Warrant to purchase Common Stock, together with a list of holders. Filed as Exhibit 4.2 to our Registration Statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

4.5	Form of Common Stock Purchase Warrant. Filed as Exhibit 4.3 to Current Report on Form 8-K dated April 17, 2000 (File No. 0-20111) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.6	Form of Common Stock Purchase Warrant. Filed as Exhibit 4.2 to Current Report on Form 8-K dated April 17, 2000 (File No. 0-20111) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.7	Registration Rights Agreement dated August 2, 1989 by and among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-47418) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.8	First Amendment to Registration Rights Agreement dated April 18, 1990, by and among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-47418) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.9	Second Amendment to Registration Rights Agreement dated October 31, 1991, by and among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-47418) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.10	Third Amendment to Registration Rights Agreement, dated September 10, 1993, among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.24 to the Registration Statement on Form S-1 (File No. 333-71166) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.11	Fourth Amendment to Registration Rights Agreement dated January 20, 1994, among Aronex Pharmaceuticals and certain of its stockholders. Filed as Exhibit 10.5 to the Annual Report on Form 10-K/A for the year ended December 31, 1999 (File No. 0-20111) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.12	Form of Warrant to Purchase of Common Stock issued to Paramount Capital Inc. Filed as Exhibit 1.2 to the Registration Statement on Form S-1 (File No. 333-67599) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

Exhibit
Number	Description of Document

4.13	Common Stock Purchase Warrant issued to Genzyme Corporation. Filed as Exhibit 10.3 to Current Report on Form 8-K dated June 4, 1999 (File No. 0-20111) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.14	Form of Indenture. Filed as Exhibit 4.14 to Amendment No. 1 to Form S-3 dated July 23, 2002 (File No. 333-90380) and incorporated herein by reference.

4.15	Certificate of Designation of Preferred Stock. *

5.1	Opinion of Ropes & Gray.

12.1	Statement Regarding Calculation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP.

23.2	Consent of Ropes & Gray. Included in the opinion filed as Exhibit 5.1.

24.1	Power of Attorney. Included on signature page.

25.1	Statement of Eligibility of Trustee on Form T-1. **

*	To be filed by amendment or by Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.